DocuSign Envelope ID: [*****]
ADT:04205/21
Exhibit 4.29
FIRST AMENDMENT TO THE TRADE AND INCENTIVE AGREEMENT

By this instrument, the Parties:

ELO SERVIÇOS S.A., private corporation, headquartered in the City of Barueri, State of São Paulo, at Alameda Xingu, No. 512, 5º e 6º andares, Alphaville, CEP 06455-030, enrolled with the Corporate Taxpayers’ Agreement (“CNPJ/MF”) under No. 09.227.084/0001-75, herein represented pursuant to its Bylaws, and hereinafter referred to as “Elo”, and

PAGSEGURO INTERNET S.A., a corporation duly incorporated and operating under the laws of the Federative Republic of Brazil, headquartered at Avenida Brigadeiro Faria Lima, nº 1.384, 4º andar (Parte A), City of São Paulo, State of São Paulo, CEP 01451-001 and enrolled with CNPJ/MF under No. 08.561.701/0001-01 (“PagSeguro or Partner”).

Individually referred to as “Party”, and, jointly, as “Parties”. WHEREAS:
(i)on [******], the Parties entered into the Trade and Incentive Agreement (“Agreement”), with the purpose of promoting promotional actions, advertisement of the brand and/or incentive pursuant to the Exhibits (“Incentive Actions").

(ii)due to the provisions in item “II. Incentive for the development of new products and services” of Exhibit I of the Agreement, the Partner has partially performed the provisions in sub-item iii, upon the completion of the development stage. Thus, in [******], Elo paid PagSeguro the amount of [*****] under the conditions provided herein.

(iii)the Parties decide to formalize the First Amendment to the Agreement (“First Amendment”) with the purpose of changing the other conditions described in item ii of “II. Incentive for the development of new products and services” of Exhibit I of the Agreement, as well as to include Exhibit A, and also extend the effective term of the Agreement, allowing for the performance of new promotional actions between the Parties.
The Parties hereby decide to enter into this First Amendment, as follows:
SECTION ONE - PURPOSE
1.1. The purpose of this First Amendment is to change the conditions described in item “II. Incentive for the development of new products and services”, of Exhibit I of the Agreement, and to include Exhibit A, as well as to extend the effective term of the Agreement.

SECTION TWO - AMENDMENTS

2.1. Item “II. Incentive for the development of new products and services”, of Exhibit I of the Agreement, has been modified and shall be effective with the following wording:

“The Partner undertakes:

DocuSign Envelope ID: [*****]
ADT:04205/21
(i)To submit, until [******], an action plan, pursuant to the premises described below (“Plan”), of E-commerce Commercial Establishments for the solution 3DS 2.0, implemented for the Debit and Credit products with Elo in 2020. Whereas, the amounts of the incentives described below shall be granted by Elo, subject to the obligation to perform the Plan by PagSeguro, until [******].
Plan:
•The plan must cover pilot actions and rollout both for the Debit and Credit function;
•In order to detect the implementation of the feature by the clients, as well as the Development of the API and Implementation of the Check-out for our selected clients, Elo must access PagSeguro’s integration.

Upon evidence of the delivery of the Plan until [******], Elo undertakes to invest the amount of [*****] (“Amount 2”), to foster promotional actions of the Parties’ common interest, and [*****] % of said amount shall be directly paid to PagSeguro, namely, [*****] through payment method defined in item III. PAYMENT PRICE, PERIOD AND METHOD of the Agreement, until [******], to be invested in promotional actions aligned between the Parties. The other [*****] of the amount, namely, the remaining [*****] shall remain with Elo and will also be used for investment in promotional actions of the Parties’ common interest.
(ii)perform implementation to the active terminals (POS/TEF), enabled to operate and with the technological infrastructure to allow for contactless transaction (NFC/Contactless) for other card brands, for Elo Purchase Transactions. In order to support the streamlining of the upgrade of version of Elo’s priority clients, a pilot and rollout plan agreed between the Parties will be performed, as described in the items below and for clarification purposes, the clients deemed priority were identified by Elo and previously informed to PagSeguro.

•Upgrade and/or replacement of PPC930 equipment of the Commercial Establishments considered at the Top 20 in billing and number of national transactions;
•There must be a parity in merchant acceptance of Elo contactless transactions with the other card brands;
•For Commercial Establishments considered Top 20, the form must be monthly filled indicating the Commercial Establishments (TOP 20) with the capacity of capturing NFC/Contactless transactions (“NFC Form”), as per the template included in Exhibit A hereof, in order to follow up on the progress concerning the exchange and upgrade of terminals so that they are capable of accepting NFC TEF.
•Upgrade/replacement so that all equipment at PagSeguro’s inventory (PAs and CDs) can be delivered to the field enabled to capture Elo contactless transactions;
•Terminals with firmware supporting certified D-PAS or kernel C-6 must be upgraded if they are organically reversed for equipment maintenance for the regular process of repair and software upgrade;
•The rollout plan must follow the order set by Elo, provided that the clients agree with the exchange terms and order, concerning its understanding of priority in the list of Commercial Establishments that will be previously informed to PagSeguro (As described in Exhibit A hereof);

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1.1 Thus, Elo undertakes to invest the amount of [*****] (“Amount 3”). Part of said amount will be allocated to the costs of replacing the terminal model Gertec PPC 930 v2.03, and the remaining balance will be allocated to promotional shares of the Parties’ common interest, as specified in items below.
1.1.1 For Commercial Establishments who have the terminal model Gertec PPC 930 v2.03, which shall require a replacement, Elo will invest, by using the budget of Amount 3, the amount of [*****] per each replaced terminal Gertec PPC 930 v2.03, which shall be granted after the implementation and evidence of full delivery of the agreed pilot and rollout plan. The amount to be invested is limited to [*****]. The payment method and period shall follow the same standards provided in item III. PAYMENT PRICE, PERIOD AND METHOD of the Agreement;
1.1.2 As evidence of the pilot and rollout plan delivery, according to the provisions above, PagSeguro must: a) fill out ‘Elo Acceptance Mapping Form’, as per the template in Exhibit A hereof, with first submission until November 5, 2021 and second submission until December 1, 2021, concerning the TEF (PinPads); b) submit the NFC Form with the Commercial Establishments (TOP 20) that are already capable of capturing Elo contactless transactions until December 1, 2021; and c) ensure the shipment of the termination and solution version capable of accepting Elo NFC/Contactless transactions.
1.1.3 Elo undertakes to invest the remaining balance of Amount 3, which shall be duly presented by Elo to PagSeguro, to foster promotional actions of the Parties’ common interest, and [*****]% of such remaining balance of the Amount 3 will be used to pay PagSeguro, through a payment method set forth in item III. PAYMENT PRICE, PERIOD AND METHOD of the Agreement, until December 30, 2021, to be invested in promotional actions of the Parties’ common interest. The remaining [*****] % shall remain with Elo and it will also be invested in promotional actions of the Parties’ common interest.
(iii)To develop and implement Elo features of tokenized transaction, covering the Token e-commerce products and digital wallets, where the card number of the holder is replaced by a number randomly generated, and in the flow that number is referred to as token. The token has a format similar to the credit or debit card and offers flexibility to support purchase transactions, recurring payment, payment of saved account, cancellation, fraud and chargeback reports. That technology allows for the replacement of confidential information of the card, such as the PAN (FPAN), by tokens (DPAN), in order to protect the holder’s information. Those tokens are managed by a safe vault, the Token Service Provider (TSP). Only the TSP, which generated a token, may map it back to its corresponding physical card. Those features may be used in online transactions (secure payments in websites and e-commerce), in-store (physical stores through NFC technology, via contactless method and the use of Elo QR Code reading) and in transactions with authentication In-App (mobile applications or website through: payment by digital wallets and QR Code reading). For the E-Commerce Token feature, PagSeguro shall perform the integration of its payment gateway solution with Elo APIs of the e-commerce token, working as a token requestor, according to the development documentation of the product provided by Elo at https://dev.elo.com.br/documentacao/tokenizacao-merchant and included in Elo Tokenization Platform Guide V01, including:
•Procurement: e-token generation and management;
•Life cycle: e-token update, deletion and renewal;
•Transactional: authorization, capture and cancellation with e-token;

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1.2.That will require the start of an e-commerce token implementation project. For informational purposes, the implementation shall include, but is not limited to:
•Planning: Project charter; Partner’s delivery plan; Assignment of squads to the project; Alignment on fraud prevention;
•Development: Infrastructure (Connectivity between the Partner and Elo); Information Security (exchange of Keys); Partner’s Setup (Access to Elo tokenization platform); Development of APIs (Procurement; Life Cycle); Self-test made by the Acquirer through tool provided by Elo.
•Formal approval: Certification (Procurement and Life Cycle); Operational Setup (Registration, Incident Management; Monitoring);
•Activation: Migration of the application into production, Operation process readiness
•Controlled Production: Production tests by the Partner (Procurement, Life Cycle, Transaction, Incident Management and Monitoring) with follow up and validation by Elo quality team;
•Expansion: Communication of release, Release for client base.
1.3.For transactions with in-app authentication, PagSeguro must provide in its integration with the commercial establishment and Elo QR Code HUB the identification of transaction with in-app authentication, the CAVV cryptogram related to the in-app authentication and the formatting of Elo messenger, which was authorized pursuant to the authorization guide. PagSeguro shall also provide the submission of the settlement file considering the proper treatment for the tokenized transaction with in-app authentication. This type of authentication may be performed in transactions made with digital wallets originated from Mobile or Website applications, in addition to QR Code transactions. The following deliveries shall be provided by PagSeguro:
•Transactional: authorization, capture and cancellation transaction with in-app authentication, including QR Code transaction and online transaction (mobile or website) with in-app authentication;
•Settlement: generation and handling of settlement files considering the proper treatment for the tokenized transaction;
•Implementation: support to implementation process defined by Elo, going through the planning, development, formal approval, activation and controlled production (pilot) phases;

1.4.After the implementation of the solution with due certification by Elo, PagSeguro shall provide the e-commerce token solution to all establishments using its payment gateway, who have interest in using said features, and in any other forms of use, such as in their own digital wallet for Card on File of Elo cards, always following the parity with other brands. Improvements and upgrades of the e-commerce token service that may be released in the future by Elo will be assessed and, if feasible, they shall be carried out by PagSeguro to keep the proper operation of the solution.

1.5.For transactions with digital wallet, PagSeguro shall implement a feature for the commercial establishment to identify if the transaction was originated with the in-app authentication and to provide the content related to the cryptogram (CAVV) to be inserted in Elo authorization message. As for Elo QR Code transactions, PagSeguro shall implement a feature to receive such information through Elo HUB QR Code Elo. For both cases, PagSeguro shall implement the submission of the authorization and settlement messenger following the format provided by Elo for transactions with in-app authentication.

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ADT:04205/21

1.6.As evidence of delivery described in item iii above, PagSeguro shall perform production test with validation of the result by Elo’s quality department, create a formal document, to be validated by Elo, describing in details the date of implementation and rollout of the solution, in addition to the Commercial Establishments who will use the new feature, including their Corporate Name, Doing Business As and CNPJ. PagSeguro shall submit to Elo, through December 1, 2021, the action plan for the tokenization product, provided that the product must be available in production through December 30, 2021.
1.6.1.For Elo to consider the delivery, the rollout will have to be performed in at least one Commercial Establishment, which is active and chosen by PagSeguro, among the TOP 50 e-commerce Commercial Establishments. For purposes of clarification, the TOP 50 establishments have been identified by PagSeguro and will be informed to Elo.
1.6.2.Upon evidence of the delivery of the action plan, Elo undertakes to invest the amount of [*****] (“Amount 4”), to foster promotional actions of the Parties’ common interest, and fifty percent [*****]% of said Amount 4 shall be directly paid to PagSeguro, namely, [*****] through payment method defined in item III. PAYMENT PRICE, PERIOD AND METHOD of the Agreement, until December 30, 2021, to be invested in promotional actions aligned between the Parties. The other [*****]% of the amount, namely, the remaining [*****] shall remain with Elo Serviços and will also be used for investment in promotional actions of the Parties’ common interest.
1.7. This Trade Agreement does not exempt PagSeguro from any obligations set forth in the “Contactless Payment Acceptance Instrument”.”

2.2. The Parties hereby decide to change item II Effective Term, which shall be governed by the following wording:

“This Agreement shall become effective on the date of execution and shall remain effective until all obligations provided in it and its Exhibit(s) are met and/or delivered, with end date expected for 12/31/2022.”

SECTION THREE - GENERAL PROVISIONS

3.1.This Amendment becomes effective on the date of its execution, and its effects shall relate back to 12/16/2020, with all acts practiced starting from that date being ratified.

3.2.All other clauses, terms and conditions of the Agreement that were not amended and/or expressly changed by this First Amendment are hereby ratified by the Parties, remaining in full effect and force.

3.3.The Parties represent to have analyzed all terms, clauses and conditions hereof, and acknowledge such terms, clauses and conditions pursuant to the applicable laws, under all aspects.

3.4.This First Amendment binds the Parties and their successors, at any title, on an irrevocable and irreversible basis for all legal intents and purposes.

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3.5.The Parties hereby acknowledge and agree that this Amendment may be electronically signed upon electronic signature submitted through tool and/or system agreed between the Parties. The Parties’ electronic signatures shall be considered as an original signature for all legal intents and purposes.

IN WITNESS WHEREOF, the Parties have executed this Amendment in two (02) counterparts, same in form and content, in the presence of two (02) undersigned witnesses.

São Paulo, December 2, 2021.

[signature]	[signature]
ELO SERVIÇOS S.A.

[signature]	[signature]
PAGSEGURO INTERNET S.A

Witnesses:

[signature]	[signature]
Name:	Name:
ID:	ID:
CPF/MF No.	CPF/MF No.

DocuSign Envelope ID: [*****]
ADT:04205/21

EXHIBIT A

I – NFC FORM

Updated 11/30/2021
	Client	# CNPJs	Total of terminals delivered, installed and upgraded	Status	Note
Ex	[*****]	[*****]	46	7 – Completed	-
Ex	[*****]	[*****]	0	7 – Completed	The chain does not have ppc930.
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]

DocuSign Envelope ID: [*****]
ADT:04205/21
I - Elo Acceptance Mapping Form
Participant Information
Corporate Name
Doing Business As
CNPJ

1.a – Acceptance Chart

Form of Capture	Billing share per form of capture	Representation in pool where Elo NFC is accepted	Representation in pool where it uses kernel C-6
POS	[*****]	[*****]	[*****]
MPOS	[*****]	[*****]	[*****]
POSTEF	[*****]	[*****]	[*****]
PINPAD(TEF)	[*****]	[*****]	[*****]
1.b Kernel Bypass Implementation Chart

TEF Houses	Billing share per TEF House	Is Kernel Bypass solution enabled?	Penetration of Kernel Bypass in commercial establishments
Auttar	[*****]	[*****]	[*****]
Linx	[*****]	[*****]	[*****]
NCR	[*****]	[*****]	[*****]
Paygo	[*****]	[*****]	[*****]
Software Express	[*****]	[*****]	[*****]
VBI	[*****]	[*****]	[*****]
Other. Which? E.g., Tefway	[*****]	[*****]	[*****]

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ADT:04205/21
INSTALLED POOL
2.a – Installed terminal pool chart

Form of Capture (POS, mPOS, Pinpad, POS TEF)	Terminal Model installed in production	Version of shared library	Terminal with support to Kernel NFC C3 and/or C6	Elo Certification performed on Kernel NFC C3 and/or C6	Number of terminals in distribution line	Number of terminals installed in production
Pinpad	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Pinpad	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Pinpad	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Pinpad	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
MPOS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
MPOS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
POS	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

REPLACEMENT
3.a – Terminal replacement chart

Model of idle terminal	Commencement date of replacement or upgrade	Final date of replacement or upgrade

Completion Certificate
[*****]		Status: Completed
Subject: Use DocuSign service: ELO - Aditamento ao Acordo de Incentivo - 01DEZ21_ VF.docx
Source Envelope:
Document Pages: 9	Signatures: 6	Envelope Sent by:
Certificate Pages: 3	Initials: 47	[*****]
AutoNav: Enabled		Alameda Xingu, 512 – 5o andar – Edifício
Enveloped Stamping (ID Stamping): Enabled Time		Evolution Barueri, Barueri 06455-030
Zone: (UTC-03:00) Brasília		[*****]
IP Address:[*****]

Record Tracking
Status: Original	Holder: Fulvio Gabriel Cunha Cintra Nato	Location: DocuSign
12/2/2021 6:11:42	[*****]
PM

Signer Events	Signature	Timestamp
Legal		Sent: 12/2/2021 7:07:26 PM
Departmentjuridicoelo		Viewed: 12/3/2021 10:02:50 AM
[*****]		Signed: 12/3/2021 11:21:24 AM
Serviços S.A.
Security Level: E-mail, Account Authentication
(None)	Signature established by: Signature image
loaded
Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign
Fabio de Souza Batista		Sent: 12/3/2021 11:21:28 AM
[*****]		Viewed: 12/3/2021 3:34:02 PM
[*****]		Signed: 12/3/2021 3:34:24 PM
Elo Serviços S.A.
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign
Fulvio Gabriel Cunha Cintra Nato		Sent: 12/3/2021 11:21:28 AM
[*****]		Viewed: 12/3/2021 11:26:52 AM
Business Development Coordinator Elo		Signed: 12/3/2021 11:27:03 AM
Serviços
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign
Liza Alcazar		Sent: 12/3/2021 11:21:28 AM
[*****]		Viewed: 12/3/2021 11:34:42 AM
UOL - UNIVERSO ONLINE S/A		Signed: 12/3/2021 11:39:41 AM
Security Level: E-mail, Account Authentication
(None)	Signature established by: Signature image
loaded
Using IP Address: [*****]

Signer Events	Signature	Timestamp
Electronic Record and Signature Disclosure:
Not offered via DocuSign
ARTUR GAULKE SCHUNCK		Sent: 12/3/2021 3:34:27 PM
[*****]		Viewed: 12/3/2021 4:34:22 PM
Chief Financial Officer		Signed: 12/3/2021 4:34:33 PM
Security Level: E-mail, Account Authentication
(None)	Signature established by: Pre-set style
Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign
Gabriel Ramirez Coelho		Sent: 12/3/2021 3:34:28 PM
[*****]		Viewed: 12/3/2021 3:46:54 PM
Chief Financial and Strategic Planning Officer Elo		Signed: 12/21/2021 3:57:35 PM
Serviços S.A.
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign
Jaco Ferreira da Silva		Sent: 12/3/2021 3:34:27 PM
[*****]		Viewed: 12/3/2021 3:39:30 PM
Business Officer Elo		Signed: 12/3/2021 4:53:04 PM
Serviços S.A.
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign
Leandro Roberto Rodrigues		Sent: 12/3/2021 3:34:28 PM
[*****]		Viewed: 12/3/2021 4:07:34 PM
Treasury Officer		Signed: 12/3/2021 4:07:50 PM
Security Level: E-mail, Account Authentication	Signature adoption: Pre-selected Style IP
(None)	Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamp
Envelope sent	Hashed/Encrypted	12/2/2021 7:07:26 PM
Certified delivery	Security checked	12/3/2021 4:07:34 PM

Envelope Summary Events	Status	Timestamp
Signing complete	Security checked	12/3/2021 4:07:50 PM
Completed	Security checked	12/21/2021 3:57:35 PM
Payment Events	Status	Timestamp